UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 13, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On December 13, 2010, The Children’s Place Retail Stores, Inc. (the "Company") entered into amended and restated change in control agreements with each of Susan J. Riley, Executive Vice President, Finance and Administration and Mark Rose, Senior Vice President, Chief Supply Chain Officer.  A description of the amended and restated change in control agreements entered into with Ms. Riley and Mr. Rose is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, The Children’s Place Retail Stores, Inc. (the "Company") entered into amended and restated change in control agreements with each of Susan J. Riley, Executive Vice President, Finance and Administration and Mark Rose, Senior Vice President, Chief Supply Chain Officer.

The amended and restated change in control agreements make certain changes to the change in control agreements previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on December 12, 2007.  Certain changes to these agreements were previously disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on January 24, 2008.

The material changes made on December 13, 2010 to the amended and restated change in control agreements are described below:

Change in Control Definition

The definition of a "change in control" was amended so that the following events would constitute a "change in control":

(a) the sale to any purchaser of (i) all or substantially all of the assets of the Company or (ii) capital stock representing more than 50% of the stock of the Company entitled to vote generally in the election of directors; or

(b) a merger or consolidation of the Company with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving corporation is held by those who held such securities immediately prior to the transaction; or

(c) if any person becomes the beneficial owner of securities representing more than 50% of the combined voting power of voting stock of the Company (or its subsidiary employing the executive) entitled to vote generally in the election of directors; or

(d) if the individuals (i) who, as of December 13, 2010, constitute the Board of Directors (the "Original Directors") and (ii) who thereafter are elected to the Board of Directors and whose election or nomination was approved by a majority of the Original Directors then still in office (the "Additional Original Directors") and (iii) who thereafter are elected to the Board of Directors and whose election or nomination was approved by a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors.

Excess Parachute Payments

The provision for a "modified gross-up" of the "golden parachute" excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") was removed.  Instead, the amended and restated change in control agreements provide for the executive to receive the greater of (i) the largest portion of the payment that would result in no parachute excise tax under Section 4999 of the Code, or (ii) the full amount of the payment if the net after-excise-tax amount retained by the executive would exceed the amount in (i).

The description of the amended and restated change in control agreements set forth herein is qualified in its entirety by reference to the full text thereof, a copy of the form of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 29, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

Date: December 13, 2010	By:	/s/ Susan J. Riley
		Name:	Susan J. Riley
		Title:	Executive Vice President, Finance and Administration